Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC USA 20549

Re: Welwind Energy International Corp.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K/A dated May 16, 2008, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

/s/ Manning Elliot LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada
May 16, 2008